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                                  EXHIBIT 9(f)

                   Amendment made as of June 19, 1996 to the
                  Fund Accounting Agreement between Registrant
                       and BISYS Fund Services Ohio, Inc.


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                                  AMENDMENT TO
                           FUND ACCOUNTING AGREEMENT
                           DATED AS OF AUGUST 1, 1995

         AMENDMENT made as of June 19, 1996 to the FUND ACCOUNTING AGREEMENT dated as of August 1, 1995 (the "Agreement") by and between The HighMark Group, a Massachusetts business trust (the "Trust") and BISYS Fund Services Ohio, Inc. to reduce the number of days required to provide written notice for termination of the Agreement from 120 days to 90 days.

         The last sentence of Section 6 is amended to read:

                  This Agreement is terminable at any time with respect to a particular Fund or the Trust as a whole by either party without penalty for any reason only upon 90 days' prior written notice by the party effecting said termination to the other party.

                               THE HIGHMARK GROUP

                               By:  /s/
                                   --------------------------
                                   Name:
                                   Title:

                               BISYS FUND SERVICES OHIO, INC.

                               By:  /s/
                                   --------------------------
                                   Name:
                                   Title:


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